Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                 ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

The Company’s Board of Directors recommends a vote FOR proposals 1, 2 and 3.
		For	Against	Abstain

1.
Proposal to approve the issuance of shares of Company common stock and other securities convertible into or exercisable for shares of Company common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 18, 2010 among the Company, GEO Acquisition III, Inc., a wholly-owned subsidiary of the Company formed for the purpose of the merger, and Cornell Companies, Inc.
		☐	☐	☐

2.	Proposal to approve amendments to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock subject to awards under the 2006 Plan.	☐	☐	☐

3.	Proposal to approve an adjournment of the Company’s special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

THE GEO GROUP, INC. This proxy is solicited by the Board of Directors For the Special Meeting of Shareholders To be held on , 2010
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of The GEO Group, Inc. (the “Company”), dated                     , 2010, in connection with the Company’s Special Meeting of Shareholders to be held at                                         , at                      a.m., Eastern Time, on                     , 2010, and does hereby appoint George C. Zoley, proxy of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2010 Special Meeting of Shareholders, and at any adjournments or postponements thereof.
The shares represented hereby will be voted as directed herein. IN EACH CASE, IF YOUR PROXY IS RETURNED PROPERLY EXECUTED AND NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY IS REVOCABLE.
Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side